EXHIBIT 31.1

SECTION 302 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Roger K. Newport, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of AK Steel Holding Corporation for the period ending December 31, 2019; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:	March 10, 2020	/s/ Roger K. Newport
Roger K. Newport
Chief Executive Officer